Exhibit 10.2



                             ASSIGNMENT OF INTEREST
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     THIS  ASSIGNMENT (the "Assignment") is made as of the 27th day of December,
2005 by STANFORD FINANCIAL GROUP, COMPANY, a Florida corporation (the "Assignor"), in favor of AMERICAN LEISURE REEDY CREEK, INC., a Florida corporation (the "Assignee").

                                R E C I T A L S:

     A. Assignee, Assignor and American Leisure Holdings, Inc. ("AMLH"), have entered in to a certain Option Agreement dated as of July 8, 2005( the "Option Agreement"), pursuant to which the Assignor has granted the Assignee an option (the "Option") to acquire all of the Assignor's right, title and interest in Reedy Creek Acquisition Company, LLC, a Florida limited liability company (the "Company"), consisting of a 99% membership interest in the Company (the "Interest").

     B. Assignee, Assignor and AMLH have entered in to a certain Option Exercise Agreement dated as of December 27, 2005 ( the "Option Exercise Agreement"), pursuant to which the Assignee has exercised the Option.

     C. Pursuant to the terms of the Option Agreement and the Option Exercise Agreement, Assignor has agreed to assign to Assignee, and Assignee has agreed to acquire from Assignor, the Interest, as more fully set forth in this Assignment.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees as follows:

     1.  Capitalized  Terms.  All capitalized terms utilized in this Assignment,
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unless  otherwise  expressly defined herein, shall have the meanings ascribed to them in the Option Exercise Agreement.

     2. Assignment of the Interest. Assignor hereby assigns, trans-fers, conveys
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and  sets  over  unto  Assignee  and  Assignee's  successors and assigns, all of
Assignor's right, title and interest in and to the Interest, free and clear of all Liens.

     3.  Further  Assurances.  Assignor  agrees  that it will, at the request of
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Assignee,  at  any  time and from time to time after the date hereof and without further consideration, duly execute and deliver or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, and powers of attorney, as may be reasonably requested by Assignee, its successors and assigns, to be necessary or proper for the better assigning, transferring, granting, conveying, assuring and confirming to Assignee ownership of the Interest.

     4.  Governing  Law.  This  Assignment shall be governed by and construed in
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accordance with the laws of the State of Florida.

     5. Binding Effect. The provisions of this Assignment shall extend to, bind,
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and inure to the benefit of, Assignee and its legal representatives, successors, and assigns.

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     IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year  first  above  written.



                                 ASSIGNOR:

                                 STANFORD  FINANCIAL  GROUP  COMPANY

                                 By:/s/ James M. Davis
                                    --------------------------------

                                 Its: CFO

                                 Name: James M. Davis

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